Exhibit 1.1

ANGLOGOLD ASHANTI HOLDINGS PLC

U.S.$ 700,000,000 3.750% Notes due 2030

Fully and Unconditionally Guaranteed by

ANGLOGOLD ASHANTI LIMITED

Underwriting Agreement

(the “Agreement”)

September 28, 2020

Barclays Bank PLC

5 The North Colonnade

Canary Wharf

London E14 4BB

United Kingdom

BMO Capital Markets Corp.

3 Times Square

New York, New York 10036

United States of America

BNP Paribas

10 Harewood Avenue

London NW1 6AA

United Kingdom

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

United States of America

CIBC World Markets Corp.

300 Madison Avenue, 5th Floor

New York, New York 10017

United States of America

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

United States of America

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor,

New York, New York 10281

United States of America

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

United States of America

Standard Chartered Bank

One Basinghall Avenue

London EC2V 5DD

United Kingdom

Australia and New Zealand Banking Group Limited

28th Floor

40 Bank Street

Canary Wharf

London E14 5EJ

United Kingdom

Ladies and Gentlemen:

AngloGold Ashanti Holdings plc, a corporation duly organized and existing under the laws of the Isle of Man (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom J.P. Morgan Securities plc and Deutsche Bank AG, London Branch are acting as representatives (the “Representatives”), U.S.$ 700,000,000 aggregate principal amount of its 3.750% Notes due 2030 (the “Notes”). The Notes will be entitled to the benefit of a full and unconditional guarantee (the “Guarantee” and, together with the Notes, the “Securities”) by AngloGold Ashanti Limited, a public company with limited liability incorporated under the laws of the Republic of South Africa (the “Guarantor”), pursuant to which the Guarantor will guarantee the obligations of the Company under the Notes. The Securities will be issued pursuant to an indenture dated April 28, 2010 (the “Indenture”) among the Company, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee”).

1. The Company and the Guarantor jointly and severally represent and warrant to, and agree with, each of the Underwriters that:

(i) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form F-3 (File No. 333-230651 and 333-230651-01) in respect of the Securities has been filed with the U.S. Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and to the knowledge of the Company or the Guarantor no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-

effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company or the Guarantor (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(iii) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 6(i) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Prospectus, as of its date, did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter expressly for use therein;

(iii) For the purposes of this Agreement, the “Applicable Time” is 1:04 p.m. (New York City time) on the date of this Agreement; the Pricing Prospectus as supplemented by those Issuer Free Writing Prospectuses and other documents listed in Schedule III(a) hereto, if applicable, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) or Schedule III(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply (A) to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (“Form T-1”) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee;

(iv) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus is in compliance in all material respects with the Commission’s published rules, regulations and guidelines applicable thereto; provided that no such documents were filed with the Commission since the Commission’s close of business on the business day (which term shall mean for this subsection (iv) any day when the Commission’s office in Washington D.C. is open for business) immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(c) hereto and except for such other documents as were delivered to you prior to the Applicable Time;

(v) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act and, in each case, the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to (A) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter expressly for use therein or (B) the Form T-1 of the Trustee;

(vi) Neither the Guarantor nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, any loss or interference with its business from fire, explosion, flood, pandemic or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case materially adverse to the Company or the Guarantor and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material increase in the long term debt of the Guarantor and its subsidiaries taken as a whole or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business affairs, management, financial position, shareholders’ equity or results of operations of the Guarantor and its subsidiaries taken as a whole, in each case, otherwise than as set forth or contemplated in the Pricing Prospectus;

(vii) The Guarantor and its subsidiaries have good and marketable title to all real property owned by them free and clear of all liens, encumbrances and defects, and any real property and buildings held under lease by the Guarantor and its subsidiaries are held by them under valid, subsisting and enforceable leases except, in each case, as described in the Pricing Prospectus or as would not, individually or in the aggregate, have a material adverse effect on the business affairs, management, financial position, shareholders’ equity or results of operations of the Guarantor and its subsidiaries taken as a whole (a “Material Adverse Effect”);

(viii) Each of the Company and the Guarantor is duly incorporated, and validly existing under the laws of the jurisdiction of its incorporation, is not in bankruptcy, liquidation, receivership or under judicial management (and no order or resolution therefor has been presented and no notice of appointment of any liquidator, receiver, administrative receiver, administrator or judicial manager has been given) and has full power and authority under its Memorandum of Association and Articles of Association or Memorandum of Incorporation, as applicable, and otherwise to own its assets and conduct its business;

(ix) The Guarantor has an authorized and issued share capital as set forth in the Pricing Prospectus, and all of the outstanding shares of capital stock of the Guarantor have been duly and validly authorized and issued, are fully paid and not subject to further calls or assessment by the Guarantor and conform in all material respects to the description thereof contained in the Pricing Prospectus; and all of the issued shares of capital stock of each subsidiary of the Guarantor listed in Schedule IV have been duly and validly authorized, allotted and issued, are fully paid and (except for directors’ qualifying shares and except as set forth in the Pricing Prospectus) are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims;

(x) All consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities (hereinafter referred to as a “Governmental Agency”) having jurisdiction over the Company or the Guarantor (hereinafter referred to as “Governmental Authorizations”) required to be obtained by the Company or the Guarantor for the execution and delivery of, and the performance of the obligations under, the Notes or the Guarantee by the Company or the Guarantor, as the case may be, and for the execution, delivery and performance by the Company and the Guarantor of this Agreement, the Securities and the Indenture have been obtained or made and are in full force and effect, including the approval of the South African Reserve Bank in respect of the Guarantee to be provided by the Guarantor;

(xi) All expressions of opinion, intention or expectation in the Pricing Prospectus are, and in the Prospectus will be, fairly and honestly held and have been made on reasonable grounds after due and careful consideration and inquiry, in each case subject to the assumptions set forth therein and to the risks and uncertainties contemplated under the captions “Forward-looking Statements” and “Note Regarding Forward-looking Statements” therein;

(xii) The execution and delivery by each of the Company and the Guarantor of, and the performance by the Company and Guarantor of their respective obligations under, the Notes and the Guarantee, as the case may be, the execution and delivery of this Agreement and the Indenture and the compliance by the Company and the Guarantor with all of the provisions of, and performance of their respective obligations under, this Agreement, the Securities and the Indenture and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Guarantor is a party or by which the Company or the Guarantor is bound or to which any of the property or assets of the Company or the Guarantor is subject, except as would not both (i) have a Material Adverse Effect and (ii) adversely affect the consummation of the transactions contemplated herein to a material extent, nor will such action by the Company or the Guarantor result in any violation of the provisions of their respective Memorandum of Association and Articles of Association or Memorandum of Incorporation, as applicable, or any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over the Company, the Guarantor or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Agency is required for the execution and delivery of, and the performance of the obligations under, the Notes or the Guarantee, as the case may be, or the consummation by the Company and the Guarantor of the transactions contemplated by this Agreement, except (A) the registration under the Securities Act and the Exchange Act of the Securities, (B) such Governmental Authorizations as have been duly obtained or made and are in full force and effect and copies of which have been furnished to you upon your request and (C) such Governmental Authorizations as may be required under state securities or Blue Sky laws or any securities laws of jurisdictions outside the Republic of South Africa, the Isle of Man and the United States;

(xiii) Neither the Guarantor nor any of its subsidiaries is in violation of its Memorandum of Association and Articles of Association or Memorandum of Incorporation, as applicable, or, except as would not, individually or in the aggregate, have a Material Adverse Effect, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(xiv) Other than as set forth in the Pricing Prospectus, no stamp or other issuance or transfer taxes, levies or duties or any other tax and no capital gains, income (other than income tax payable by any Underwriter whose net income is generally subject to tax by the Republic of South Africa or the Isle of Man or who performs any services hereunder through a permanent establishment or a fixed base in the Republic of South Africa or the Isle of Man), withholding or other taxes are payable or will be payable immediately following the completion of the transactions contemplated hereunder by or on behalf of the initial purchasers of the Securities procured by the Underwriters or the Underwriters to the Republic of South Africa, the Isle of Man or any political subdivision or taxing authority thereof or therein in connection with (A) the issue and initial delivery of the Securities by the Company or the Guarantor, (B) the purchase by the Underwriters of the Securities, (C) the sale and delivery of the Securities by the Underwriters to the initial purchasers thereof or (D) the performance by the Company and the Guarantor of their respective obligations under this Agreement;

(xv) The statements set forth or incorporated by reference in the Pricing Prospectus and the Prospectus under the captions “Description of Debt Securities”, “Description of Notes” and “Taxation” insofar as they purport to constitute a summary of the matters set forth therein, fairly summarize these matters in all material respects;

(xvi) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company, the Guarantor or any of the Guarantor’s subsidiaries is a party or of which any property of the Company, the Guarantor or any of the Guarantor’s subsidiaries is the subject which, if determined adversely to the Company, the Guarantor or any of the Guarantor’s subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best knowledge of the Company and the Guarantor, no such proceedings are threatened by any Governmental Agency or by any other person;

(xvii) Neither the Company nor the Guarantor is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(xviii) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or Guarantor or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, the Guarantor was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (B) at the earliest time after the filing of the Registration Statement that the Company, the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities, the Guarantor was not an “ineligible issuer” as defined in Rule 405 under the Securities Act;

(xix) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor;

(xx) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and the Guarantor and, assuming it has been duly executed and delivered by the Trustee, is a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally and equitable principles of general applicability; and the Indenture has not been amended or supplemented since April 28, 2010;

(xxi) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture;

(xxii) The Guarantee has been duly authorized by the Guarantor and, when the Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally and equitable principles of general applicability;

(xxiii) Each of (i) the audited financial statements, (ii) the unaudited condensed consolidated financial statements as at March 31, 2020 and for the three-month periods ended March 31, 2020 and 2019 and (iii) the unaudited condensed consolidated financial statements as at June 30, 2020 and for the six-month periods ended June 30, 2020 and 2019, together with their respective related notes and schedules, in each case, included or incorporated by reference in the Registration Statement and the Pricing Prospectus, fairly present in all material respects the consolidated financial position of the Guarantor and its subsidiaries or Kibali (Jersey) Limited (“Kibali”), as applicable, as of the dates indicated and the consolidated results of operations and cash flows of the Guarantor and its subsidiaries or Kibali, as applicable, for the periods specified and have been prepared in compliance with the requirements of the Securities Act and in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), except as set forth in the Pricing Prospectus, applied on a consistent basis during the periods presented; the other financial and statistical data set forth in the Registration Statement and the Pricing Prospectus are accurately presented and prepared on a basis materially consistent with the financial statements and books and records of the Guarantor; and the Guarantor and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Pricing Prospectus and that are required to be disclosed therein;

(xxiv) The Guarantor maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS as issued by the IASB, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xxv) The Guarantor and each of its subsidiaries have all licenses, certificates, permits and other authorizations (including, without limitation, all mineral rights, mining authorizations and mining leases) issued by the appropriate Governmental Agencies (and have made all required declarations and filings with such Governmental Agencies), that are legally required for the ownership, license or lease of their respective properties or the conduct of their respective businesses as described in the Pricing Prospectus, except as described in the Pricing Prospectus or where the failure to possess the same would not, individually or in the aggregate, have a Material Adverse Effect; except as described in the Pricing Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Guarantor nor any of its subsidiaries has received or expects to receive notice of any revocation or modification of any such license, certificate, permit or authorization; and the Guarantor and each of its subsidiaries are in compliance with each of the same, except for any non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect;

(xxvi) (A) Ernst & Young, Inc. who have certified the consolidated financial statements of the Guarantor and its subsidiaries as of and for each of the years ended December 31, 2019, 2018 and 2017, were at the times of certifying such financial statements independent registered public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder; and (B) BDO LLP, who have certified the consolidated financial statements of Kibali as of and for each of the years ended December 31, 2019, 2018 and 2017, were at the times of certifying such financial statements independent registered public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder;

(xxvii) In each case, except as described in the Pricing Prospectus, the Guarantor and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) legally required for the conduct of their respective businesses, except those that would not have a Material Adverse Effect; and, to the best knowledge of the Guarantor, except as would not, individually or in the aggregate, have a Material Adverse Effect, the conduct of their respective businesses will not conflict with any such rights of others and the Guarantor and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others;

(xxviii) No labor disturbance by or dispute with employees of the Guarantor or any of its subsidiaries exists or, to the best knowledge of the Guarantor, is threatened, except as described in the Pricing Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect;

(xxix) The Guarantor and its subsidiaries (A) are in compliance with any and all applicable laws (including the common law), rules, regulations, ordinances, decrees, judgments, injunctions, permits, licenses, authorizations, decisions, orders and other legally binding requirements, in each case promulgated or declared by Governmental Agencies in all countries and territories in which the Guarantor or its subsidiaries engage in mining or other business activities, that relate to the protection of human health and safety or the environment or the use, management or disposal of hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (B) have received and are in compliance with all permits, licenses or other approvals issued by Governmental Agencies and required of them under applicable Environmental Laws to conduct their respective businesses; and (C) have not received any notice of any actual or potential liability under, or investigation relating to, any Environmental Law; except, in each case, as described in the Pricing Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect;

(xxx) Neither the Company nor the Guarantor nor any of their respective subsidiaries or affiliates, nor any of their respective directors, officers or employees, nor to the Company’s or the Guarantor’s knowledge, any agent or representative of the Company or the Guarantor or any of their respective subsidiaries or affiliates has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; (iv) violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 and the rules and regulations promulgated thereunder, the UK Bribery Act 2010 or the South African Prevention and Combating of Corrupt Activities Act, No. 12 of 2004, in each case which violations are required to be disclosed in the Pricing Prospectus, Prospectus or Registration Statement; or (v) violated similar anti-corruption laws of all other applicable jurisdictions to which they are subject, including those relating to political donations and money laundering, in each case which violations are required to be disclosed in the Pricing Prospectus, Prospectus or Registration Statement; to the Company’s and the Guarantor’s knowledge, no actions or investigations by any governmental or regulatory agency are ongoing or threatened against the Company and the Guarantor and their respective subsidiaries, or any of their respective directors, officers, employees, agents or representatives in relation to a breach of such anti-corruption laws; and the Company and the Guarantor and their respective subsidiaries and affiliates have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such anti-corruption laws and with the representations and warranties contained herein; and the Company and the Guarantor and their respective subsidiaries will not directly or indirectly use, lend or contribute the proceeds raised under this Agreement for any purpose that would breach any such anti-corruption laws;

(xxxi) Neither the Company nor the Guarantor nor any of their respective subsidiaries or affiliates, nor any of their respective directors, officers, agents or employees is currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), U.S. Department of State or Her Majesty’s Treasury (“HMT”) or equivalent European Union measure; and neither the Company nor the Guarantor nor any of their respective subsidiaries will, directly or indirectly, use any proceeds of the offering of the Securities or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing any activities of any person or entity or in any country or territory that, at the time of such financing, is the subject of any sanctions administered by OFAC (including persons listed on the Specially Designated Nationals List), the U.S. Department of State or HMT or any equivalent European Union measure. The representation and undertaking in this Section 1(xxxi) will not apply to any party hereto to which Council Regulation (EC) No. 2271/96 (the “EU Blocking Regulation”) applies, if and to the extent that such representation and undertaking are or would be unenforceable by or in respect of that person by reason of breach of (i) any provision of the EU Blocking Regulation (or any law or regulation implementing such EU Blocking Regulation in any member state of the European Union or the United Kingdom), (ii) Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) or (iii) any similar blocking or anti-boycott law in the United Kingdom; and

(xxxii) In each case, except as described in the Pricing Prospectus, (i) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s, the Guarantor’s, and their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company, the Guarantor and their respective subsidiaries, and any such data processed or stored by third parties on behalf of the Company, the Guarantor and their respective subsidiaries), equipment or technology (collectively, “IT Systems and Data”); and (ii) neither the Company, nor the Guarantor nor any of their respective subsidiaries has been notified of, and have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data, except as would not in the case of (i) and (ii) above individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and (iii) the Company and the Guarantor and their respective subsidiaries have implemented controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent in all material respects with industry standards and practices or applicable regulatory standards.

2. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of the Notes set forth in Schedule I hereto opposite its name at a purchase price of 98.678% of the principal amount thereof plus, in each case, accrued interest, if any, from October 1, 2020 to the Time of Delivery (as defined in Section 5).

3. Each of the Company and the Guarantor is advised that the Underwriters propose to make a public offering of their respective portions of the Securities in the United States and may conduct private offerings outside the United States, in each case, as soon after this Agreement has become effective as in the judgment of the Underwriters is advisable. Each of the Company and the Guarantor is further advised by the Underwriters that the Securities are to be offered to the public in the United States and to qualifying institutional investors outside the United States upon the terms set forth in the Prospectus.

4. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

5. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of the Securities to the Representatives for the respective accounts of the several Underwriters at the offices of Davis Polk & Wardwell London LLP, 5, Aldermanbury Square, London EC2V 7HR at 9:00 a.m. (New York City time) on October 1, 2020, or at such other time not later than five Business Days after the date of this Agreement as shall be agreed by the Company, the Guarantor and the Representatives in writing, such time being referred to as the “Time of Delivery”.

The Company will deliver to the Representatives, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment therefor, the Securities in the form of one or more permanent global certificates (the “Global Securities”), registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”).

The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross-receipt for any Securities, will be delivered at the offices of Davis Polk & Wardwell London LLP, 5, Aldermanbury Square, London EC2V 7HR (the “Closing Location”) or electronically, and the Securities will be delivered as specified in this Section 5, all at the Time of Delivery. A meeting will be held at the Closing Location or electronically, on the Business Day immediately preceding the Time of Delivery, or such time and place as may mutually be agreed upon in writing by the Representatives, the Company and the Guarantor, or their respective counsel, at which meeting the Global Securities and the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5 and Section 6, “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City, Johannesburg or London are generally authorized or obligated by law or executive order to close.

6. The Company and the Guarantor jointly and severally agree with each of the Underwriters as follows:

(i) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day (which term shall mean for this subsection 6(i) any day when the Commission’s office in Washington D.C. is open for business) following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly (x) after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof, or (y) if, prior to the filing of the Prospectus pursuant to Rule 424(b) under the Securities Act, any event occurs as a result of which the Pricing Disclosure Package would contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made or then prevailing, not misleading and to supplement or amend the Pricing Disclosure Package to correct such statement or omission, and furnish to you without charge with copies thereof; to file promptly all material required to be filed by the Company or the Guarantor with the Commission pursuant to Rule 433(d) under the Securities Act; to file promptly all reports and any information statements required to be filed by the Company or the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus or other prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order and in the event of the issuance of any such notice of objection, promptly to amend the Registration Statement in such manner as may be required and permit offers in sales of to permit offers and sales of the Securities; provided that, none of the foregoing shall preclude the Company or the Guarantor from discharging its obligations under the Securities Act or the Exchange Act;

(ii) If required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by Rule 424(b) under the Securities Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(iii) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith the Company or the Guarantor shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.

(iv) Prior to 9:00 a.m., (New York City time) on the Business Day next succeeding the date of this Agreement and during the period mentioned below, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City or London in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by law at any time prior to the expiration of nine months after the date hereof and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(v) To make generally available to the security holders of the Company and the Guarantor, as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Guarantor and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(vi) During the period beginning on the date hereof and continuing to and including the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities or guarantees of the Company or the Guarantor or warrants to purchase or otherwise acquire debt securities or guarantees of the Company or the Guarantor substantially similar to the Securities (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Representatives).

(vii) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act;

(viii) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus and Prospectus under the caption “Use of Proceeds”;

(ix) To prepare a final term sheet relating to the offering of the Securities, containing information that describes the final terms of the Securities or the offering in a form consented to by the Underwriters, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities;

(x) To use commercially reasonable efforts to list the Securities on the New York Stock Exchange;

(xi) To cooperate with the Underwriters and use commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC;

(xii) If the Company and the Guarantor elect to rely upon Rule 462(b), the Company and the Guarantor shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company and the Guarantor shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act; and

(xiii) Not to (and to cause the subsidiaries of the Guarantor not to) take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Guarantor, in each case in violation of applicable laws, to facilitate the sale or resale of the Securities contemplated by this Agreement.

7.      (a) The Company and the Guarantor jointly and severally represent and agree that, without the prior consent of the Underwriters, they have not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act (a “Free Writing Prospectus”); each Underwriter represents and agrees that, without the prior consent of the Company, the Guarantor and the Underwriters, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, which in their final form will not be inconsistent with the final term sheet set forth in Schedule II hereto, it has not made and will not make any offer relating to the Securities that would constitute a Free Writing Prospectus; any such Free Writing Prospectus the use of which has been consented to by the Company, the Guarantor and the Underwriters is listed on Schedule III(a) or Schedule III(b) hereto;

(b) The Company and the Guarantor jointly and severally represent and warrant to, and agree with each of the Underwriters that it has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company and the Guarantor agree that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company and the Guarantor will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each of the Underwriters an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that the foregoing shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter expressly for use therein.

8. The Company and the Guarantor jointly and severally covenant and agree with the several Underwriters that (a) the Company and the Guarantor will pay or cause to be paid the following: (i) the fees, disbursements and expenses of counsel for the Company and the Guarantor and the Guarantor’s accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, any Blue Sky and Legal Investment Memoranda, and closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 6(iii) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) all fees and expenses in connection with the listing of the Securities on the New York Stock Exchange and the filing fees incident thereto; and the fees and disbursements of counsel for the Underwriters in connection with securing any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the offering of the Securities; (v) to the Representatives for the account of the several Underwriters, U.S.$15,000 in lieu of reimbursement of the Underwriters’ expenses; (vi) the fees and disbursements of Underwriters’ counsel in connection with the transactions contemplated hereby but excluding any such fees and disbursements incurred or arising in connection with any subsequent transfer, sale or delivery by the Underwriter of the Securities; (vii) fees and expenses of the Authorized Agent (as defined in Section 17 hereof); (viii) the cost of preparing certificates representing the Securities; (ix) the cost and charges of any transfer agent or registrar, if any; (x) any fees charged by securities rating services for rating the Securities; (xi) any costs, fees and charges of any trustee, transfer agent, registrar or depositary; (xii) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Securities; and (xiii) all other reasonable costs and expenses incident to the performance of the obligations of the Company and the Guarantor hereunder that are not otherwise specifically provided for in this Section; (b) the Company and the Guarantor will pay or cause to be paid all stamp or other taxes, levies and duties, if any, and any other kind of tax, including withholding tax, incurred or arising in connection with (i) the issuance and initial delivery of the Securities by the Company or the Guarantor, (ii) the deposit of the Securities with a custodian for DTC (iii) the purchase by the Underwriters of the Securities, (iv) the sale and delivery of the Securities by the Underwriters to the initial purchasers thereof, and (v) the execution and delivery of this Agreement, including all taxes payable by the Underwriters arising from the reimbursement of any expenses, other than income tax from any fee, commission or other compensation received by the Underwriters in accordance with this Agreement; it being understood that nothing in clause (b) hereof is intended or shall be construed to include any stamp or other taxes, expenses, levies and duties and any other kind of tax, including withholding tax, incurred or arising from any subsequent transfer, sale or delivery of the Securities by (A) an initial purchaser of the Securities procured by the Underwriter or (B) the Underwriter. It is understood, however, that, except as provided in this Section, and Sections 10 and 13 hereof, each Underwriter will pay all of its own advertising expenses in connection with any offers they make and any costs, expenses and fees, stamp or other taxes, levies and duties and any other kind of tax, including withholding tax, incurred or arising from any subsequent transfer, sale or delivery of the Securities by the Underwriters.

Payment shall be made by or on behalf of the Company and the Guarantor within fourteen days of the date of the invoice from the Representatives, which invoice shall set forth the amount payable due in reasonable detail.

9. The obligations of the Underwriters hereunder, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantor herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Guarantor not be in breach of any of their respective obligations under this Agreement in any respect that is material on or before the Time of Delivery, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 6 hereof; all material required to be filed by the Company and the Guarantor pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Davis Polk & Wardwell London LLP, United States counsel for the Underwriters, shall have furnished to you their disclosure letter and written opinion substantially in the form set forth in Annex I(a) hereto, dated the Time of Delivery, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Cravath, Swaine & Moore LLP, United States counsel for the Company and the Guarantor, shall have furnished to you their disclosure letter and written opinion substantially in the form set forth in Annex I(b) hereto, dated the Time of Delivery;

(d) Cains Advocates Limited, Isle of Man counsel for the Company and the Guarantor shall have furnished to you their written opinion substantially in the form set forth in Annex I(c) hereto, dated the Time of Delivery;

(e) ENSafrica (Edward Nathan Sonnenbergs Inc.), South African counsel for the Company and the Guarantor, shall have furnished to you their written opinion substantially in the form set forth in Annex I(d) hereto, dated the Time of Delivery;

(f) Slaughter and May, UK tax counsel for the Guarantor shall have furnished to you their written opinion substantially in the form set forth in Annex I(e) hereto, dated the Time of Delivery;

(g) (i) On the date hereof, Ernst & Young Inc. shall have furnished to you a letter, dated the date hereof, which shall be attached as Annex II(a) hereto and (ii) on the Time of Delivery, Ernst & Young Inc. shall have furnished to you a letter substantially in agreed form, dated the Time of Delivery;

(h) At and as of the Time of Delivery, (i) neither the Guarantor nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, any loss or interference with its business from fire, explosion, flood, pandemic or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case materially adverse to the Guarantor and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there shall not have been any material increase in the long term debt of the Guarantor and its subsidiaries taken as a whole or any change, or any development involving a prospective change, in or affecting the business affairs, management, financial position, shareholders’ equity or results of operations of the Guarantor and its subsidiaries taken as a whole, in each case, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(i) On or after the Applicable Time until the Time of Delivery there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the JSE Limited; (ii) a suspension or material limitation in trading in the securities of the Guarantor on the New York Stock Exchange or the JSE Limited; (iii) a general moratorium on commercial banking activities in New York, the Republic of South Africa, the Isle of Man or London declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States, the Republic of South Africa, the Isle of Man or the United Kingdom; (iv) a change or development involving a prospective change in the Republic of South Africa or the Isle of Man taxation adversely affecting the Securities or the transfer thereof; (v) the outbreak or escalation of hostilities involving the United States, the Republic of South Africa or the United Kingdom or the declaration by the United States, the Republic of South Africa or the United Kingdom of a national emergency or war or (vi) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United States, the Republic of South Africa, the Isle of Man or the United Kingdom or elsewhere, if the effect of any such event specified in clause (v) or (vi) in the reasonable judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery to, or as directed by, the Underwriters on the terms and in the manner contemplated in the Prospectus;

(j) The Company and the Guarantor shall have complied with the provisions of Section 6(iv) hereof with respect to the furnishing of prospectuses on the Business Day next succeeding the date of this Agreement;

(k) The Company shall have delivered to you an accounting officer’s certificate dated as of the date hereof with respect to certain financial information contained in the Pricing Prospectus and Prospectus substantially in the form set forth in Annex II(b) hereto;

(l) On or after the Applicable Time, (i) there shall not have occurred any lowering of the rating of any of the debt securities of the Company or the Guarantor by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services and (ii) no such organization shall have announced that it has under surveillance or review, with possible negative implications, its ratings of any of the debt securities of the Company or the Guarantor; and

(m) Each of the Company and the Guarantor shall have furnished or caused to be furnished to you at and as of the Time of Delivery certificates of directors or officers of the Company and the Guarantor as to the accuracy of the representations and warranties of the Company and the Guarantor, as the case may be, herein at and as of the Time of Delivery, as to the performance, in all material respects, by the Company and the Guarantor of their respective obligations hereunder to be performed at or prior to the Time of Delivery, and each of the Company and the Guarantor shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a), (h) and (l) of this Section.

10.     (a) The Company and the Guarantor jointly and severally will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or identified in Schedule III(b) hereto, or the documents identified in Schedule III(d) hereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company or the Guarantor by any Underwriter expressly for use therein.

(b) Each Underwriter, severally, but not jointly, will indemnify and hold harmless the Company and the Guarantor against any losses, claims, damages or liabilities to which the Company or the Guarantor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed pursuant to Rule 433(d) under the Securities Act, in reliance upon and in conformity with written information furnished to the Company and the Guarantor by such Underwriter expressly for use therein; and will reimburse the Company and the Guarantor for any legal or other expenses reasonably incurred by the Company or the Guarantor in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor on the one hand or the

Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which any Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company and the Guarantor under this Section 10 shall be in addition to any liability which the Company or the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act and each broker-dealer affiliate of any Underwriter and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or the Guarantor (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company or the Guarantor) and to each person, if any, who controls the Company or the Guarantor within the meaning of the Securities Act.

11.     (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at the Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default you do not make arrangements satisfactory to you, the Company and the Guarantor for the purchase of such Securities, then the Company and the Guarantor shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Guarantor that you have so arranged for the purchase of such Securities, or the

Company and the Guarantor notify you that they have so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of Securities of a defaulting Underwriter or Underwriters by you, the Company and the Guarantor as provided in subsection (a) above, the principal amount of such Securities which remain unsold does not exceed one-eleventh of the aggregate principal amount of all of the Securities to be purchased at the Time of Delivery, then the Company and the Guarantor shall have the right to require each nondefaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each nondefaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of Securities of a defaulting Underwriter or Underwriters by you, the Company and the Guarantor as provided in subsection (a) above, the principal amount of such Securities which remain unsold exceeds one-eleventh of the aggregate principal amount of all the Securities to be sold at the Time of Delivery, or if the Company and the Guarantor shall not exercise the right described in subsection (b) above to require nondefaulting Underwriters to purchase the Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any nondefaulting Underwriter on the one hand or the Company and the Guarantor on the other, except for the expenses to be borne by the Company and the Guarantor on the one hand and the Underwriters on the other as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantor and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Company or the Guarantor, or any officer or director or controlling person of the Company or the Guarantor, and shall survive delivery of and payment for the Securities.

13. If this Agreement shall be terminated pursuant to Section 11 hereof, the Company and the Guarantor shall then not be under any liability to you except as provided in Sections 8 and 10 hereof; but, if for any other reason any Securities are not delivered by or on behalf of the Company and the Guarantor as provided herein, the Company and the Guarantor will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the sale and delivery of the Securities not so delivered, but the Company and the Guarantor shall then be under no further liability to any Underwriter in respect of the Securities not so delivered except as provided in Sections 8 and 10 hereof.

14. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by either Representative.

15. All statements, requests, notices, agreements and other communications hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Underwriters listed in Schedule I hereto at the following: Barclays Bank PLC, 5 The North Colonnade, Canary Wharf, London E14 4BB, United Kingdom, +44 (0) 20 7773 9098, LeadManagedBondNotices@barclayscorp.com, attention: Debt Syndicate; BMO Capital Markets Corp., 3 Times Square, New York, New York 10036, United States of America; BNP Paribas, 10 Harewood Avenue, London NW1 6AA, United Kingdom, +44 207 595 8222, new.york.syndicate@bnpparibas.com, mary.chapmen@bnpparibas.com, adele.green@bnpparibas.com, carly.palmer@bnpparisbas.com,

baiju.ganatra@bnpparibas.com; BofA Securities, Inc., One Bryant Park, New York, New York 10036, United States of America, dg.hg_ua_notices@bofa.com; CIBC World Markets Corp., 300 Madison Avenue, 5th Floor, New York, New York 10017, United States of America; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, United States of America, attention: General Counsel; Deutsche Bank AG, London Branch, Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom, attention: DCM Debt Syndicate, +44 207 545 4361; J.P. Morgan Securities plc, 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, head_of_EMEA_DCMG@jpmorgan.com, attention: Head of Debt Syndicate and Head of EMEA Capital Markets Group; RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281, United States of America; Scotia Capital (USA) Inc., 250 Vesey Street, New York, New York 10281, United States of America; Standard Chartered Bank, One Basinghall Avenue, London EC2V 5DD, United Kingdom, +44 207 885 8888, attention: Capital Markets; and Australia and New Zealand Banking Group Limited, 28th Floor 40 Bank Street, Canary Wharf London E14 5EJ, United Kingdom and if to the Company or the Guarantor shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company or the Guarantor, as the case may be, set forth in the Registration Statement, Attention: Company Secretary. Any such statements, requests, notices, agreements and other communications shall, if sent by fax, conclusively be deemed to have been given or served at the time of dispatch upon generation of transmission confirmation and, if sent by post, be conclusively deemed to have been received 48 hours from the time of posting.

16. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Guarantor, and to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and the Guarantor and each person who controls the Company, the Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company or the Guarantor brought by any Underwriter or by any person who controls the Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any Federal or State court in the Borough of Manhattan, The City of New York (each a “New York Court”), (ii) waives, to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Company and the Guarantor has appointed AngloGold Ashanti North America Inc., 4601 DTC Boulevard, Suite 550, Denver, CO 80237, United States of America as their authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls the Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable for five years from the date of this Agreement. Each of the Company and the Guarantor represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company or the Guarantor, as the case may be, shall be deemed, in every respect, effective service of process upon the Company.

18. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company and the Guarantor will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion of the judgment currency into United States dollars.

19. Time shall be of the essence of this Agreement, both as regards any dates, times or periods mentioned and as regards any dates, times or periods which may be substituted for them in accordance with this Agreement or by agreement in writing between the parties.

20. Each of the Company and the Guarantor acknowledges and agrees that (i) the purchase of the Securities by the several Underwriters pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the Underwriters, on the other, (ii) solely in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Guarantor on other matters) or any other obligation to the Company or the Guarantor except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Guarantor has consulted and will consult their own legal and financial advisors to the extent each deemed appropriate. Each of the Company and the Guarantor agrees that it will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Guarantor, in connection with such transaction or the process leading thereto.

21. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Guarantor on the one hand and the Underwriters, or any of them, on the other with respect to the subject matter hereof.

22. Recognition of the U.S. Special Resolution Regimes

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a Covered Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 22:

“Covered Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the U.S. Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

23. Acknowledgment Relating to Manufacturers Responsibilities

Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the responsibilities of manufacturers under the Product Governance Rules:

(a) each of Barclays Bank PLC, Deutsche Bank AG, London Branch and Standard Chartered Bank (each, a “Manufacturer”) acknowledges to each other Manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Pricing Prospectus, the Prospectus and any announcements in connection with the Securities; and

(b) each of the Company, the Guarantor and each of the Underwriters notes the application of the Product Governance Rules and acknowledges the target market and distribution channels identified as applying to the Securities by the Manufacturers and the related information set out in the Pricing Prospectus, the Prospectus and any announcements in connection with the Securities.

24. Contractual Recognition of Bail-In

Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding among the Company, the Guarantor and the Underwriters (each a “Bail-in Party”), each Bail-in Party acknowledges and accepts that a Bail-in Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)

the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any Bail-in Liability of a Bail-in Party (“Relevant Bail-in Party”) under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the Bail-in Liability or outstanding amounts due thereon;

(ii)

the conversion of all, or a portion, of the Bail-in Liability into shares, other securities or other obligations of the Relevant Bail-in Party or another person (and the issue to or conferral on the other Bail-in Party of such shares, securities or obligations)

(iii)	the cancellation of the Bail-in Liability;

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)	the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For purposes of this Section 24, the following terms shall have the respective meanings set out below:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time and in relation to the United Kingdom, Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Bail-in Liability” means a liability in respect of which the relevant Write-down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or superseded.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Relevant Bail-in Party.

25. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws provision thereof.

26. Each of the Company, the Guarantor and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

27. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

28. Agreement Among Managers

      The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Markets Association Agreement Among Managers Version 1/New York Law Schedule (the “Agreement Among Managers”) as amended in the manner set out below.

      For purposes of the Agreement Among Managers, “Managers” means the Underwriters and the Underwriters shall be joint “Lead Managers”, “Settlement Lead Manager” and “Stabilising Manager” mean J.P. Morgan Securities plc, “Subscription Agreement” means this Underwriting Agreement. Clause 3 of the Agreement Among Managers shall be deleted in its entirety and replaced with Section 11 of the Underwriting Agreement. In addition, the Agreement Among Managers shall be supplemented to include the following language: “By participating in this offering, each Manager agrees that it, each of its affiliates participating in this offering as underwriter or financial intermediary and each controlling person of it and each such participating affiliate are bound by the Agreement Regarding Oral Due Diligence currently in effect between such Manager and Ernst & Young Inc. that participate in oral due diligence in this offering.”

29. In connection with the issue of the Securities, J.P. Morgan Securities plc (in this capacity, the “Stabilizing Manager”) (or any person acting on behalf of the Stabilizing Manager) may over-allot Securities or effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the Securities is made, and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue of the Securities and 60 days after the date of the allotment of the Securities. Such stabilization shall be carried out in accordance with applicable laws and regulations. Any loss or profit sustained as a consequence of any such over-allotment or stabilization shall be for the account of the Stabilizing Manager. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any stabilization action, it may discontinue them at any time.

* * * * *

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Guarantor.

Very truly yours,

ANGLOGOLD ASHANTI HOLDINGS PLC

By:	/s/ Rob Hayes
Name: Rob Hayes
Title:	Director

ANGLOGOLD ASHANTI LIMITED

By:	/s/ Ian Kramer
Name: Ian Kramer
Title: Interim Chief Financial Officer

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof

BARCLAYS BANK PLC

By:	/s/ Lynda Fleming
Name: Lynda Fleming
Title:	Authorized Signatory

BMO CAPITAL MARKETS CORP.

By:	/s/ Mark Spadaccini
Name: Mark Spadaccini
Title:	Managing Director

BNP PARIBAS

By:	/s/ Ama Ocansey	By:	/s/ Benedict Foster
Name:	Ama Ocansey	Name:	Benedict Foster
Title:	Authorized Signatory	Title:	Authorized Signatory

BOFA SECURITIES, INC.

By:	/s/ Andrew R. Karp
Name:	Andrew R. Karp
Title:	Managing Director

CIBC WORLD MARKETS CORP.

By:	/s/ Michael Kim
Name:	Michael Kimr
Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name:	Adam D. Bordner
Title:	Director

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Mark Lewellen
Name:	Mark Lewellen
Title:	Managing Director

By:	/s/ Neal Ganatra
Name:	Neal Ganatra
Title:	Director

J.P. MORGAN SECURITIES PLC

By:	/s/ Clark Gard
Name:	Clark Gard
Title:	Executive Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
Name:	Scott G. Primrose
Title:	Authorized Signatory

SCOTIA CAPITAL (USA) INC.

By:	/s/ Elsa Wang
Name:	Elsa Wang
Title:	Managing Director & Head

STANDARD CHARTERED BANK

By:	/s/ James Nelson
Name:	James Nelson
Title:	Managing Director, Debt Capital Markets

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By:	/s/ Paul Snowden
Name:	Paul Snowden
Title:	Head of Client Solutions, Europe and America

SCHEDULE I

Underwriter	Principal Amount of Notes to be Purchased
Barclays Bank PLC	$58,333,000
BMO Capital Markets Corp.	$58,333,000
BNP Paribas	$58,333,000
BofA Securities, Inc.	$58,333,000
CIBC World Markets Corp.	$58,333,000
Citigroup Global Markets Inc.	$58,333,000
Deutsche Bank AG, London Branch	$58,335,000
J.P. Morgan Securities plc	$58,335,000
RBC Capital Markets, LLC	$58,333,000
Scotia Capital (USA) Inc.	$58,333,000
Standard Chartered Bank	$58,333,000
Australia and New Zealand Banking Group Limited	$58,333,000

Total	$700,000,000

Schedule I-1

SCHEDULE II

Filed pursuant to Rule 433

Registration Statement Nos. 333-230651

and 333-230651-01

AngloGold Ashanti Holdings plc

$700,000,000 3.750% Notes due 2030

Fully and Unconditionally Guaranteed by

AngloGold Ashanti Limited

Pricing Term Sheet

September 28, 2020

Issuer:	AngloGold Ashanti Holdings plc

Guarantor:	AngloGold Ashanti Limited

Issue Type:	Senior Unsecured Guaranteed Notes

Format:	SEC-Registered

Principal Amount:	$700,000,000

Maturity:	October 1, 2030

Coupon:	3.750%

Interest Payment Dates:	April 1 and October 1, commencing April 1, 2021

Price to Public:	99.678% of principal amount, plus accrued interest, if any, from October 1, 2020

Underwriting Discount:	1.000%

Yield to Maturity:	3.789%

Benchmark Treasury:	UST 0.625% due August 15, 2030

Spread to Benchmark Treasury:	+312.5 basis points

Schedule II-1

Benchmark Treasury Price and Yield:	99-20 / 0.664%

Change of Control Put:	101%

Redemption Provisions:	Optional and Tax

Optional Redemption:	Prior to July 1, 2030: at a discount rate of Treasury plus 50 basis points On or after July 1, 2030: 100%

Tax Redemption:	100%

Trade Date:	September 28, 2020

Settlement (*):	October 1, 2020 (T+3)

CUSIP / ISIN:	03512TAE1 / US03512TAE10

Denominations:	$200,000 and integral multiples of $1,000

Expected Security Ratings (**):	[omitted]

Governing Law:	State of New York

Listing:	Application will be made to list the Notes on the New York Stock Exchange. There can be no guarantee that the application to list the Notes on the New York Stock Exchange will be approved or the Notes will be listed, and settlement of the Notes is not conditioned on obtaining this listing.

Joint Book-Runners:

Barclays Bank PLC

BMO Capital Markets Corp.

BNP Paribas

BofA Securities, Inc.

CIBC World Markets Corp.

Citigroup Global Markets Inc.

Deutsche Bank AG, London Branch

J.P. Morgan Securities plc

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

Standard Chartered Bank

Passive Book-Runner:	Australia and New Zealand Banking Group Limited

Schedule II-2

(*) Note: It is expected that delivery of the Notes will be made against payment therefor on or about October 1, 2020, which will be the third business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the U.S. Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to make such trades should consult their own advisor.

(**) Note: A security rating is not a recommendation to buy, sell or hold securities. Ratings are subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating.

In addition to the foregoing pricing information, the preliminary prospectus supplement dated September 22, 2020 (the “Preliminary Prospectus Supplement”) is hereby revised to reflect the following:

On page 50 of the 2020 Half Year Report, incorporated by reference in the Preliminary Prospectus Supplement, in the third column of the table entitled “Operations in Continental Africa (DRC, Mali, Ghana, Guinea and Tanzania)” for the six months ended June 30, 2020, in respect of “Total cash costs net of by-product revenue adjusted for non-controlling interests and non-gold producing companies” for joint ventures, “52” shall be substituted by “108”.

*****

The Issuer and the Guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer and the Guarantor have filed with the SEC for more complete information about the Issuer, the Guarantor and this offering. Certain restrictions relating to the offering that are set forth in the prospectus apply to this document.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, the Guarantor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Bank PLC at +1 888 603 5847; or by calling BMO Capital Markets Corp. at +1 866 864 7760; or by calling BNP Paribas at +44 207 595 8222 or by emailing new.york.syndicate@bnpparibas.com; or by calling BofA Securities, Inc. at +1 800 294 1322 or by emailing dg.prospectus_requests@bofa.com; or by calling CIBC World Markets Corp. at +1 800 282 0822; or by calling Citigroup Global Markets Inc. at +1 800 831 9146; or by calling Deutsche Bank AG, London Branch at +44 207 545 4361 or by emailing prospectus.CPDG@db.com; or by calling J.P. Morgan Securities plc toll-free at +1 866 471 2526 or by emailing head_of_EMEA_DCMH@jpmorgan.com; or by calling RBC Capital Markets, LLC at +1 866 375 6829; or by calling Scotia Capital (USA) Inc. at +1 800 372 3930; or by calling Standard Chartered Bank at +44 207 885 8889; or by calling Australia and New Zealand Banking Group Limited at +1 800 477 9173.

Schedule II-3

SCHEDULE III

(a) Materials other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

Issuer Free Writing Prospectus dated September 28, 2020 containing the final terms of the Notes

(b) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Issuer Free Writing Prospectus dated September 22, 2020 containing the roadshow investor presentation

(c) Additional Documents Incorporated by Reference:

None

(d) Additional Document

None

Schedule III-1

SCHEDULE IV

AngloGold Ashanti Australia Limited

AngloGold Ashanti Holdings plc

AngloGold Ashanti USA Incorporated

AngloGold Ashanti Córrego do Sítio Mineração S.A.

AngloGold Ashanti (Ghana) Limited

AngloGold Ashanti (Iduapriem) Limited

Cerro Vanguardia S.A.

Geita Gold Mining Limited

Mineração Serra Grande S.A.

Societé AngloGold Ashanti de Guinée S.A.

Schedule IV-1

ANNEX I(a)

[Form of Opinion of U.S. Counsel]

ANNEX I(b)

[Form of Opinion of U.S. Counsel]

ANNEX I(c)

[Form of Opinion of Isle of Man Counsel]

ANNEX I(d)

[Form of Opinion of South Africa Counsel]

ANNEX II(a)

[Form of Auditor Comfort letter]

ANNEX II(b)

[Form of Chief Financial Officer’s Certificate]